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                                                                       EXHIBIT 5

                 OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP
                [Vorys, Sater, Seymour and Pease LLP letterhead]



                                January 30, 2003



Wendy's International, Inc.
P.O. Box 256
4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256


         Re: $500,000,000 Aggregate Offering Price of Securities of Wendy's
             International, Inc.

Ladies and Gentlemen:

                  At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by Wendy's International, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $500,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"), (ii) preferred shares, par value $1.00 per share (the "Preferred Shares"), (iii) Preferred Shares represented by depositary shares (the "Depositary Shares"),
(iv) common shares, without par value (the "Common Shares") or (v) warrants to purchase Debt Securities, Preferred Shares, Depositary Shares or Common Shares (collectively, the "Warrants"). The Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Warrants are collectively referred to as the "Securities." The Registration Statement provides that Debt Securities may be convertible into Common Shares or Preferred Shares and Preferred Shares may be convertible into Common Shares.

                  The Debt Securities will be issued pursuant to one or more indentures, the forms of which are filed as exhibits to the Registration Statement, by and between the Company and Bank One, National Association, as Trustee (the "Trustee"), as the same may be amended or supplemented from time to time (each, an "Indenture"). The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Shares represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"),


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by and between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance of the Securities will otherwise be in compliance with law.

                  As such counsel, we have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, a certificate of an officer of the Company with respect to certain factual matters. We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the General Corporation Law of the State of Ohio, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Ohio, any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

                  (1) When the specific terms of a particular Debt Security have been duly established in accordance with an Indenture and applicable law, any such Debt Security has been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a valid and binding obligation of the Company.

                  (2) The articles of incorporation, as amended, of the Company (the "Articles") authorize 250,000 Preferred Shares. When a series of Preferred Shares has been duly established in accordance with the terms of the Company's Articles and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of, and payment of legal consideration in excess of the par value thereof for, shares of such series in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Shares will be validly issued, fully paid and nonassessable.

                  (3) When the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with a Deposit Agreement and applicable law, and when the Depositary Receipts in the form contemplated and authorized by the Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and when all corporate action necessary for the issuance of



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such Depositary Shares and the underlying Preferred Shares has been taken and the Company has received legal consideration in excess of the par value of the underlying Preferred Shares for the issuance thereof, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

                  (4) The Articles authorize 200,000,000 Common Shares. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of, and payment of the legal consideration for, such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such Common Shares will be validly issued, fully paid and nonassessable.

                  (5) When the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law, duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company.

                  The opinions set forth in paragraphs (1) and (5) above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (A) concerning the enforceability of any waivers of rights or defenses contained in either of the Indentures or any provision requiring the payment of interest on interest or (B) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  To the extent that the obligations of the Company under each Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that each Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations, including, without limitation, the Trust Indenture Act of 1939, as amended; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.



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                  To the extent that the obligations of the Company under each
Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

                  To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

                  We consent to your filing this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion into any registration statement of the Company filed pursuant to Rule 462(b) of the Securities Act in relation to the Registration Statement, and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                         Very truly yours,



                                         /s/ Vorys, Sater, Seymour and Pease LLP



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